CERTIFICATE
                                          OF
                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                               A.L. LABORATORIES, INC.


                    Jeffrey E. Smith and Beth P. Hecht being the duly elected Executive Vice President and Secretary, respectively, of A.L. Laboratories, Inc., a Delaware corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") do hereby certify the following:

                    1. That the Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on September 22, 1983, as amended on February 1, 1984; June 16, 1986; June 11, 1987; May 30, 1990; May 22, 1991; and
          October 1, 1993.

                    2. The Board of Directors of the Corporation approved the foregoing amendment and restatement pursuant to the provisions of Sections 141(f) 242 and 245 of the General Corporation Law of the State of Delaware and directed that the amendment be submitted to the stockholders of the Corporation for their consideration and approval.

                    3. The Stockholders of the Corporation approved the foregoing amendment and restatement pursuant to the provisions of
          Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.





                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                   A.L. PHARMA INC.


                    Pursuant  to  Sections  242  and  245  of  the  General
          Corporation Law of the State of Delaware, the undersigned Executive Vice President and Secretary of A.L. Laboratories, Inc., a Delaware corporation (the "Corporation") do hereby certify that the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

                                    ARTICLE FIRST.
                    The name of the Corporation is A.L. PHARMA INC.

                                   ARTICLE SECOND.
                    The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                    ARTICLE THIRD.
                    The purpose of the Corporation is to conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE FOURTH.
                    The total number of shares which the Corporation shall have authority to issue shall be 55,500,000 shares, divided into three classes, namely: 500,000 shares of Preferred Stock of the par value of $1.00 per share (hereinafter sometimes referred to as the "Preferred Stock"); 40,000,000 shares of Class A Common Stock of the par value of $.20 (hereinafter sometimes referred to as the "Class A Common Stock"); and 15,000,000 shares of Class B Common Stock of the par value of $.20 (hereinafter sometimes referred to as the "Class B Common Stock").

                    The designation, relative rights, preferences and limitations of the shares of each class; the authority of the Board of Directors of the Corporation to establish and to designate series of the Preferred Stock and to fix the variations in the relative rights, preferences and limitations as between such series, and the relative rights, preferences and limitations of such series, shall be as follows:

               1.   Preferred Stock.

                    (a) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Section 1 and subparagraph 2(d)(iv) of this Article FOURTH, to provide for the issuance of the Preferred Stock in series, to establish or change the number of shares to be included in each such series and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board





               of Directors of the Corporation with respect to each series shall include, but not be limited to, determination of the following:

                      (i) The number of shares constituting that series and the distinctive designation of that series;

                     (ii) The dividend rate or rates on the shares of that series and/or the method of determining such rate or rates, whether dividends shall be cumulative, and if so, from which date or dates;

                    (iii) Subject to subparagraph 2(d)(iv) of this Article FOURTH, whether and to what extent the shares of that series shall have voting rights in addition to the voting rights provided by law, which might include the right to elect a specified number of directors in any case or if dividends on such series were not paid for a specified period of time;

                     (iv) Whether the shares of that series shall be convertible into shares of stock of any other series or class, and, if so, the terms and conditions of such conversion, including the price or prices or the rate or rates of conversion and the terms of adjustment thereof;

                      (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                     (vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    (vii) The obligation, if any, of the Corporation to retire shares of that series pursuant to a sinking fund; and

                   (viii)  Any   other  relative   rights,  preferences  and
               limitations of that series.

                    (b) Subject to the designations, relative rights, preferences and limitations provided pursuant to Subsection 1(a) of this Article FOURTH, each share of Preferred Stock shall be of equal rank with each other share of Preferred Stock.

                    (c) The holders of Preferred Stock shall not be entitled to vote as a class upon a proposed amendment to this Certificate of Incorporation to increase or decrease the number of authorized shares of Preferred Stock.





               2.   Common Stock.

                    (a) Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article FOURTH.

                    (b) Dividends. Subject to all of the rights of any Preferred Stock outstanding from time to time, such dividend or distribution as may be determined by the Board of Directors of the Corporation may from time to time be declared and paid or made upon the Class A Common Stock and Class B Common Stock out of any source at the time lawfully available for the payment of dividends. Subject to the following sentence, holders of shares of Class A Common Stock and holders of shares of Class B Common Stock shall have the same rights to dividends and distributions of the Corporation whether paid in cash, property or stock. If a dividend is to be paid in shares of Class A Common Stock and/or Class B Common Stock, such dividend may be declared and paid as follows:

                      (i) Shares of Class A Common Stock may be declared and paid as dividends on shares of both Class A Common Stock and Class B Common Stock;

                     (ii) Shares of Class B Common Stock may be declared and paid as dividends on shares of both Class A Common Stock and Class B Common Stock; or

                    (iii) Shares of Class A Common Stock may be declared and paid as dividends on shares of Class A Common Stock and shares of Class B Common Stock may be declared and paid as dividends on shares of Class B Common Stock;

               and in any such case the same number of shares shall be declared and paid in respect of each outstanding share of Class A Common Stock and each outstanding share of Class B Common Stock.

                    The  Corporation shall not  combine or subdivide shares
               of either class of Common Stock without at the same time combining or subdividing shares of the other class of Common Stock in the same proportion.

                    (c)  Liquidation.  The  holders of both Class A  Common
               Stock and Class B Common Stock shall be entitled to share ratably upon any liquidation, dissolution or winding up of the affairs of the Corporation (voluntary or involuntary) in all assets of the Corporation, if any, remaining after payment in full to the holders of Preferred Stock of the preferential amounts, if any, to which they are entitled. Neither the consolidation nor the merger of the Corporation with or into any other corporation or corporations, nor a reorganization of the Corporation alone, nor the sale or transfer by the Corporation of all or any part of its





               assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this
               Section 2.

                    (d) Voting. Subject to the rights of the holders of any Preferred Stock outstanding from time to time, voting power shall be divided between the Class A Common Stock and the Class B Common Stock as follows:

                      (i)  Subject to  subparagraphs (d)(v)  and (d)(vi)  of
                    this   Article,  with  respect   to  the   election  of
                    directors, holders of Class A Common Stock voting as a separate class shall be entitled to elect that number of directors which constitute thirty-three and one-third percent (33 1/3%) of the authorized number of members of the Board of Directors rounded to the nearest whole number of directors. In no event shall the number of directors elected by the holders of Class A Common Stock be less than two (2). Holders of Class B Common Stock voting as a separate class shall be entitled to elect the remaining directors.

                     (ii)  Subject to subparagraph 2(d)(v) of this  Article,
                    any vacancy in the office of a director elected by the holders of the Class A Common Stock may be filled by a vote of  such holders  voting as  a separate class  and
                    any vacancy in the office of a director elected by the holders of the Class B Common Stock may be filled by a vote of such  holders voting as a separate class or, in
                    the absence of a stockholder vote, in the case of a vacancy in the office of a director elected by either class, such vacancy may be filled by the remaining director or directors elected by the holders of such
                    class.   Each director elected to  fill a vacancy shall
                    serve until  the  next annual  meeting of  stockholders
                    and  until his or  her successor has  been duly elected
                    and qualified.   If permitted by the  bylaws, the Board
                    of Directors from  time to time may increase the number
                    of directors, and any newly created directorship or directorships so created may be filled by the Board of Directors; provided that, so long as the holders of
                    Class A Common Stock have the rights provided in subparagraphs 2(d)(i) of this Article in respect of the  last  preceding annual  meeting  of  stockholders,
                    such newly  created directorship  or directorships  may
                    be filled by  the Board of Directors only to the extent
                    that  at  least  thirty-three   and  one-third  percent
                    (33 1/3%) (or if such 33 1/3% is not a whole number rounded to the nearest whole number of directors) of the directors in  office subsequent to such  filling of
                    such   newly  created   directorship  or  directorships
                    consists  of  directors elected  or  appointed  by  the
                    holders   of  Class A  Common   Stock  or   by  persons
                    appointed to fill vacancies created by the death, resignation or removal of persons elected by the
                    holders of Class A Common Stock.   If permitted by  the
                    bylaws, the Board of Directors  may decrease the number





                    of directors, provided that a decrease in the number of directors shall not become effective until the next annual election of directors by the stockholders. Directors may be removed with or without cause only by holders of the class of Common Stock which elected them voting as a separate class; provided that any directormay beremoved forcause bythe Boardof Directors.

                    (iii)  The  holders  of  Class A  Common  Stock and  the
                    holders of Class B Common Stock shall be entitled to vote as separate classes on such other matters as may
                    be  required  from   time  to  time  by  law   or  this
                    Certificate of Incorporation to be submitted to such holders voting as separate classes, but not upon a
                    proposed    amendment    to    this   Certificate    of
                    Incorporation to increase or decrease the number of authorized shares of Class A Common Stock or Class B Common Stock or otherwise.

                     (iv) Whenever the holders of shares of Class A Common Stock and Class B Common Stock shall not be entitled under subparagraph 2(d)(i), 2(d)(ii) or 2(d)(iii) of this Article FOURTH to vote as separate classes, they shall vote together as a single class, provided that the holders of shares of Class A Common Stock shall have one vote per share of Class A Common Stock held and the holders of shares of Class B Common Stock shall  have four  votes  per  share of  Class B  Common
                    Stock held.   Whenever such holders are  entitled under
                    subparagraph 2(d)(i), 2(d)(ii) or 2(d)(iii) of this Article FOURTH to vote as separate classes, holders of Class A Common Stock voting as a separate class shall be entitled to one vote per share of Class A Common Stock held and holders of Class B Common Stock voting as a separate class shall be entitled to one vote per
                    share of  Class B Common  Stock held.   Notwithstanding
                    anything    contained    in    this   Certificate    of
                    Incorporation  to the  contrary, if  any  new class  or
                    series  of  capital  stock  (including  any   Preferred
                    Stock) is authorized and issued at any time, the voting rights granted, if any, shall not limit the rights of the holders of Class A Common Stock as set forth in subparagraphs 2(d)(i) and 2(d)(ii) of this Article FOURTH.

                      (v)  The holders  of shares  of  Class A Common  Stock
                    will not have the rights  to elect directors set  forth
                    in subparagraphs 2(d)(i) and 2(d)(ii) of this Article FOURTH if, on the record date for any stockholder meeting at which directors are to be elected, the number of issued and outstanding shares of Class A Common Stock (exclusive of any shares held in the Corporation's treasury) is less than ten percent (10%)
                    of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common
                    Stock   (exclusive   of   any   shares  held   in   the
                    Corporation's treasury).   In such case,  all directors





                    to be elected at such meeting shall be elected by the holders of Class A Common Stock and Class B Common Stock voting together as a single class in accordance with the provisions of subparagraph 2(d)(iv) of this Article FOURTH.

                     (vi) The holders of shares of Class B Common Stock will not have the rights to elect directors and to have four votes per share at a stockholder meeting set forth in subparagraph 2(d)(i) and 2(d)(iv) of this
                    Article  FOURTH  if,   on  the  record  date   for  any
                    stockholder meeting at which directors are to be elected or at which any other matter is to be put to a
                    vote   of  stockholders,  the   number  of  issued  and
                    outstanding shares of Class B Common Stock (exclusive of any shares held in the Corporation's treasury), is less than twelve and one-half percent (12-1/2%) of the aggregate number of issued and outstanding shares of
                    Class A   Common   Stock  and   Class B   Common  Stock
                    (exclusive  of  any shares  held  in  the Corporation's
                    treasury).    In  such case,  the  holders  of  Class A
                    Common Stock and the holders of Class B Common Stock that are entitled to vote at such meeting shall vote together as a single class, with each holder of Class B Common Stock entitled to one vote per share and each holder of Class A Common Stock entitled to one vote per share.

                    (e) Conversion. Each holder of record of a share of Class B Common Stock may at any time or from time to time, at such holder's option, convert any whole number or all of such holder's shares of Class B Common Stock into fully paid and nonassessable shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates of the shares of Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class A Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of such shares of Class B Common Stock. Promptly thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be effective at the close of business on the date of such surrender and the person or persons entitled to receive the shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

               3.   General  Provisions  With  Respect  to All  Classes  of
                    Stock.





                    (a) Issue of Stock. Shares of capital stock of the Corporation may be issued by the Corporation from time to time in such amounts and proportions and for such consideration (not less than the par value thereof in the case of capital stock having par value) as may be fixed and determined from time to time by the Board of Directors and as shall be permitted by law.

                    (b) Unclaimed Dividends. Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

                                    ARTICLE FIFTH.
                    The Corporation is to have perpetual existence.

                                    ARTICLE SIXTH.
                    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the by-laws of the Corporation.

                                   ARTICLE SEVENTH.

                                      Section 1

                    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                    Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.





                                      Section 2

                    (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition
               (hereinafter an "advancement of expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.





                    (b) Right of Indemnitee to Bring Suit. If a claim for indemnification (including the advancement of expenses) under paragraph (a) of this Section is not paid in full by the Corporation within forty-five days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the Corporation.

                    (c) Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (hereinafter a "subsidiary"), shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

                    (d)  Reliance.    Persons who  after  the  date of  the
               adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director,





               officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity and advancement of expenses contained in this Article Seventh in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Section shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

                    (e) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                    (f) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                    (g) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE EIGHTH.
                    Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                                    ARTICLE NINTH.
                    No   contract   or   other   transaction   between  the
          Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other entity in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee of the Corporation which authorizes





          such contract or transaction, or solely because his or their votes are counted for such purpose, if:

                    (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                    (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                    (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders of the Corporation.

               Any director or officer of the Corporation, who is also a director or officer of such other corporation, partnership, association or other entity, or who is so interested may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of any committee of the Corporation which authorizes any such contract or transaction.

                                    ARTICLE TENTH.
                    The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.





                    IN WITNESS WHEREOF, the undersigned, being the Executive Vice President and the Secretary of the Corporation, under the penalties of perjury, do hereby declare and certify that this act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amended and Restated Certificate of Incorporation as of this 30th day of September, 1994.


                                        A.L. LABORATORIES, INC.



                                        By:  /s/ Jeffrey E. Smith
                                        Name:  Jeffrey E. Smith
                                        Title:  Executive Vice President







          Attest:



          By:   /s/ Beth P. Hecht
          Name:  Beth P. Hecht
          Title:  Secretary